UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 21, 2014

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-84976
(Commission File Number)

98-0358040
(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events

LAMPERD LESS LETHAL ANNOUNCES IT HAS RESEARCHED, ENGINEERED, AND DESIGNED A STREAMING VIDEO AND AUDIO SURVEILLANCE CAMERA THAT IS READY NOW FOR PRODUCTION.
Lamperd Less Lethal Inc. is pleased to introduce the MSS100 Mobile Surveillance System, our newest production version of our streaming video camera surveillance system that can send live feed to any location for Police, Military, Security, and Ambulance services. This small, unique and durable device can continuously record for up to 8 hours; it also has an automated night vision sensor, laser positioning and can also snap single photos. Our device is housed in a special customized material for high impact, vibration, fire resistant, and waterproof protection and has a built-in 32GB of memory that houses the secure chain of evidence that is almost impossible to be tampered with. GPS will provide a time stamping capability to ensure the accuracy of date and time respectively to every second the device is recording or taking a photo.
Lamperd real time remote cameras allow for real time information to flow to decision makers for on the spot information and intelligence. The Lamperd camera system can be mounted on the front and the back of the vest as well as mounted on weapon systems.
The encrypted signal is wireless and records directly to the devise the watcher is using. This feed steam can link to any mobile device allowing the viewer instant access to make command decisions. Each camera viewed (worn) shows as its own screen which allows for a full team deployment, 360 degree view of the situation.
Lamperd systems will allow decision makers to determine what resources are needed to deal effectively with any given situation, including low light and no light situations. Any allegations of Officer misconduct can be addressed immediately from the command post.
The Lamperd system is perfect for developing training and testing scenarios, enabling training Officers to adjust training protocols on the spot creating a more effective and safe training program. This training footage will also allow for liability mitigation by proving how Officers are trained.
To see more on this product go to this link on our web site: http://www.lamperdtraining.com/#!about1/c1uql
About the Company
Lamperd Less Lethal, Inc. is a manufacturer of less lethal weapons and ammunition for defensive purposes only. Lamperd has a range of products to fit all defensive purposes.
This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc. Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.
Safe Harbor for Forward-Looking Statements: This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Lamperd Less Lethal
Barry Lamperd, President
(519) 344-4445

www.lamperdtraining.com

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

/s/ Barry Lamperd
Barry Lamperd
President

Date: July 21, 2014